Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)	November 12, 2021

Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) announced its financial results for the third quarter ended September 30, 2021 in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show below summary financial data for the third quarter of 2021 and 2020. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com.

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Billboard Rentals, Net	$8,023,065	$7,121,957	$23,129,582	$20,991,755
Broadband Services (1)	3,773,729	1,144,343	11,329,220	2,575,676
Premiums Earned	2,031,575	2,880,544	5,554,297	9,538,183
Insurance Commissions	584,082	382,493	1,642,962	1,065,013
Investment and Other Income	85,696	77,499	226,986	338,953
Total Revenues	14,498,147	11,606,836	41,883,047	34,509,580

Depreciation and Amortization Expense	2,806,720	2,010,477	7,574,896	5,757,017

Net Loss from Operations	(2,760,998)	(720,623)	(5,340,248)	(2,765,904)
Net Other Income (Loss)	(33,753,550)	4,186,794	88,935,971	(15,060,171)

Net Income (Loss) Attributable to Common Stockholders	$(26,276,094)	$3,463,671	$66,799,096	$(17,868,259)
Basic Net Income (Loss) per Share	$(0.89)	$0.13	$2.32	$(0.71)
Diluted Net Income (Loss) per Share	$(0.89)	$0.13	$2.32	$(0.71)

	September 30,	December 31,
	2021	2020
Total Unrestricted Cash & Investments (2)	$247,031,304	$146,470,399
Total Assets	781,373,227	640,707,426
Total Liabilities	130,902,506	114,114,020
Total Noncontrolling Interest	146,920,362	145,027,149
Total Stockholders' Equity	$503,550,359	$381,566,257

1.	Includes our acquisition of AireBeam completed on March 10, 2020 and UBB on December 29, 2020.
2.	Investments consist of U.S. treasury securities classified as trading securities and publicly traded equity securities, of which $16,716,934 is held by our insurance entities at September 30, 2021.

As a result of a change in Generally Accepted Accounting Principles in 2018, we are required to include the unrealized changes in market prices of investments in public equity securities in our reported earnings. In the table above, “Net Other Income (Loss)” includes other investment losses of $32,990,929 during the three months ended September 30, 2021 and other investment income of $85,694,668 during the nine months ended September 30, 2021 related to public equity securities mainly held by Boston Omaha. While we intend to hold our current securities for the longer term, we may in the future choose to sell them for a variety of reasons resulting in realized losses or gains.

Cash flow from operations for the nine months ended September 30, 2021 was $6,620,097, compared to $3,492,006 for the nine months ended September 30, 2020.

Our book value per share was $17.03 at September 30, 2021, compared to $14.01 at December 31, 2020.

As of September 30, 2021, we had 28,520,555 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of November 11, 2021, we had 28,593,952 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. The Company also maintains minority investments including investments in a bank, a national residential homebuilder, commercial real estate services businesses and Yellowstone Acquisition Company.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2020, as amended, and our subsequent interim reports on Form 10-Q and 8-K. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan, 857-256-0079

contact@bostonomaha.com